As filed with the U.S. Securities and Exchange Commission on March 23, 2021
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PIEDMONT LITHIUM LIMITED
(Exact name of registrant as specified in its charter)

N/A
(Translation of Registrant’s name into English)

Australia (State or other jurisdiction of incorporation or organization)	54-1972729 (I.R.S. Employer Identification Number)

Level 9, BGC Centre, 28 The Esplanade
Perth, WA, 6000 Australia
Tel: +61 8 9322 6322
(Address and telephone number of Registrant’s
principal executive offices)

Keith Phillips
32 North Main Street, Suite 100
Belmont, NC 28012
(704) 461-8000
(Name, address, and telephone number of agent for service)

Copies of communications, including communications sent to agent for service, should be sent to:

John T. Gaffney
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
+1 (212) 351-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-234445).

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after  April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Ordinary Shares(2), no par value	$25,898,100	$2,825.49

(1)
The $25,898,100 of ordinary shares being registered in this registration statement is in addition to the $200,000,000 of ordinary shares and other securities registered pursuant to the Registrant’s registration statement on Form F-3 (File No. 333-234445).

(2)
A portion of the ordinary shares, no par value, may be represented by American Depositary Shares, or ADSs, each of which represents 100 ordinary shares. The Registrant’s ADSs issuable on deposit of the ordinary shares have been registered pursuant to a Post-Effective Amendment No. 2 to a Registration Statement on Form F-6 (File No. 333-220689).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY  NOTE

This registration statement (this “Registration Statement’’) is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (“Rule 462(b)”).  Pursuant to Rule 462(b), the contents of the registration statement on Form F-3 (File No. 333-234445) of Piedmont Lithium Limited, including the exhibits thereto, which was filed with the Securities and Exchange Commission (“Commission”) on November 1, 2019 and declared effective by the Commission on November 14, 2019, are incorporated by reference into this Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9.   Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-234445 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for the following, which are filed herewith.

Exhibit Number	Name of Document	Method of Filing

5.1	Opinion of Thomson Geer, Australian counsel	Filed herewith.
23.1	Consent of Consent of Deloitte Touche Tohmatsu, independent registered public accounting firm	Filed herewith.
23.2	Consent of Thomson Geer	Included in Exhibit 5.1
24.1	Power of Attorney (incorporated by reference to the signature page to the registration statement on Form F-3 (File No. 333-234445))	Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant, Piedmont Lithium Limited, a public company incorporated and existing under the laws of Australia, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Perth, Australia on this 23rd day of March, 2021.

PIEDMONT LITHIUM LIMITED

By:	/s/ Keith Phillips
	Name:	Keith Phillips
	Title:	Managing Director, President and
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on this 23rd day of March, 2021.

By:	*
	Name:	Jeffrey Armstrong
	Title:	Chairman

By:	/s/ Keith Phillips
	Name:	Keith Phillips
	Title:	Managing Director, President, Chief Executive Officer and Authorized Representative in the United States
(principal executive officer)

By:	*
	Name:	Anastasios Arima
	Title:	Director

By:	*
	Name:	Jorge Beristain
	Title:	Director

By:	/s/ Todd Hannigan
	Name:	Todd Hannigan
	Title:	Director

By:	*
	Name:	Levi Mochkin
	Title:	Director

By:	*
	Name:	Gregory Swan
	Title:	Chief Financial Officer
(principal financial officer and principal accounting officer)

*	By:	/s/ Keith Phillips
Keith Phillips
As Attorney-in-Fact